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                                                                    EXHIBIT 10.6

                 EMPLOYMENT TERMINATION AND CONSULTING AGREEMENT

         This Employment Termination and Consulting Agreement ("Agreement") is entered into on the date set forth on the signature page hereof ("Effective Date"), by and between WILLIAM A. RYAN, an individual ("Ryan"), and TEAM, INC., a Texas corporation ("Team").

                                R E C I T A L S:

         WHEREAS, Ryan and Team are parties to that certain Employment and Consulting Agreement, dated effective as of June 1, 1997, as amended by that certain First Amendment to Employment Agreement, dated August 12, 1998, but effective as of June 1, 1998 (collectively, the "Employment Agreement"); and

         WHEREAS, Ryan and Team have mutually concluded that Ryan shall cease to serve as Team's Chief Executive Officer and as an employee of Team as of the Effective Date but that he shall continue to serve as a Director through the remainder of his current term and that he shall serve as a consultant to Team as provided more fully hereinafter. They have further agreed that, as of the Effective Date, the Employment Agreement shall be terminated in its entirety by this Agreement, except for the provisions of the Employment Agreement that are specifically preserved by this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Ryan and Team hereby agree as follows:


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                              A G R E E M E N T S:

         1. TERMINATION OF EMPLOYMENT - SEVERANCE COMPENSATION. As of the Effective Date, Ryan shall cease to be an officer and employee of Team and its subsidiary companies. Ryan shall continue to receive monthly salary payments of $16,666.66 for the months of November and December, 1998, and for the month of January, 1999, but shall not thereafter be entitled to receive "Monthly Salary Payments" as that term is defined in Paragraph 1(a) of the Employment Agreement.

         2. BONUS COMPENSATION - STOCK AWARD. Ryan shall in recognition of his past service to Team, as well as in recognition of his services in facilitating the smooth succession of Team to a new Chief Executive Officer, receive bonus compensation in the amount of $100,000, which sum will be paid on or before May 31, 1999 ("Bonus Date") if the Board of Directors determines that Ryan has cooperated with Team management and the Board of Directors in the transition to a new Chief Executive Officer. In addition, Ryan shall further be issued 15,000 shares of Team common stock, $0.30 par value per share, in recognition of his services as Chief Executive Officer of Team during the period commencing August 31, 1995 through the Effective Date.

         3. POST EMPLOYMENT CONSULTING TERM. During the period commencing with the Effective Date and for a period of twelve (12) months thereafter, Team shall pay Ryan the sum of $8,333.33 per month and then for each of the next thirty-six
(36) months thereafter shall make monthly payments to Ryan in the amount of

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$6,250.00 each. Ryan hereby agrees to cooperate with Team's management and Board of Directors and to be available to Team's management and its Board of Directors throughout the period during which the payments are made under this Paragraph for the purposes of consulting about Team and its business. The payments due hereunder shall be due to Ryan's estate or personal representative in the event of his death or legal disability.

         4. SURVIVAL OF PARAGRAPH 6 OF EMPLOYMENT AGREEMENT. Paragraph 6 of the Employment Agreement shall remain in full force and effect from and after the Effective Date until the expiration of the period provided in Paragraph 6. For purposes of this provision, the "Term" as used in Paragraph 6 of the Employment and in the paragraphs in the Employment Agreement that are covered by Paragraph 5 of this Agreement shall be deemed to terminate as of the Effective Date.

         5. SURVIVAL OF OTHER PROVISIONS OF THE EMPLOYMENT AGREEMENT. Paragraphs 7 through 18 of the Employment Agreement are incorporated in this Agreement and shall remain in full force and effect from and after the Effective Date. Except as provided in Paragraph 4 hereof and this Paragraph 5, the Employment Agreement is hereby terminated in its entirety.

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         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the 1st day of November, 1998.

                                            /s/ WILLIAM A. RYAN
                                        ---------------------------------------
                                                WILLIAM A. RYAN

                                        Address:
                                                1410 SHERIDAN RD.
                                        --------------------------------------
                                                WILMETTE, IL. 60091
                                        --------------------------------------


                                        TEAM, INC.



                                        By: /s/ SIDNEY B. WILLIAMS
                                           -----------------------------------
                                        Name:   Sidney B. Williams
                                             ---------------------------------
                                        Title:  Director and Member of Executive
                                              --------------------------------
                                                Committee
                                              --------------------------------

                                        Address:

                                        200 Hermann Drive
                                        Alvin, TX 77511





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